Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-127634) of NuVasive, Inc.,
(2) Registration Statement (Form S-3 No. 333-127842) of NuVasive, Inc.,
(3) Registration Statement (Form S-3 No. 333-130354) of NuVasive, Inc.,
(4) Registration Statement (Form S-3 No. 333-138047) of NuVasive, Inc.,
(5) Registration Statement (Form S-3 No. 333-140432) of NuVasive, Inc.,
(6) Registration Statement (Form S-8 No. 333-116546) pertaining to the 1998 Stock Option/Stock Issuance Plan, 2004 Equity Incentive Plan, and 2004 Employee Stock Purchase Plan of NuVasive, Inc., and
(7) Registration Statement (Form S-8 No. 333-149478) pertaining to the 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan of NuVasive, Inc.;
of our reports dated February 27, 2009, with respect to the consolidated financial statements and schedule of NuVasive, Inc. and with respect to the effectiveness of internal control over financial reporting of NuVasive, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ ERNST & YOUNG LLP
San Diego, California
February 27, 2009